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Exhibit 10.6

                            PLEDGE OF STOCK AGREEMENT

     THIS PLEDGE AGREEMENT ("Agreement") dated FEBRUARY 15, 2007 made by PEOPLES EDUCATIONAL HOLDINGS, INC. (the "Pledgor"), SOVEREIGN BANK, a corporation authorized to do business in Pennsylvania and New Jersey with an office at 1500 MARKET STREET, PHILADELPHIA, PA 19102 ("Bank").

                                   WITNESSETH:

     WHEREAS, the Bank has made a Loan (the "Loan") in the amount of TWENTY MILLION AND 00/100 DOLLARS ($20,000,000.00) which is evidenced by the Pledgor's promissory notes dated this date in the principal amount of $10,000,000.00 and $10,000,000.00, respectively (each Note individually referred to the "Note" and collectively referred to as the "Notes"), providing for the payment of principal, together with interest thereon at the rates set forth therein, in such installments, at such times, and according to such further terms as set forth in the Notes. The Pledgor has also executed, inter alia, a Security Agreement ("Security Agreement") and a Loan Agreement ("Loan Agreement") in connection with the Loan. Additionally, PEOPLES EDUCATION, INC. ("Guarantor") has executed a guaranty and suretyship agreement ("Guaranty"). The Loan Agreement, Note, Security Agreement, Guaranty, this Agreement and other agreements, instruments and documents relating to the Loan are sometimes collectively referred to herein as the "Loan Documents"; and

     WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock described in Schedule I hereto and issued by the issuers named therein (the "Pledged Shares"); and

     WHEREAS, it is a condition precedent to the making of the Loan by the Bank under the Loan Documents that the Pledgor will have made the pledge contemplated by this agreement;

     NOW, THEREFORE, in consideration of the premises and to induce the Bank to make the Loan under the Loan Documents, and intending to be legally bound, the Pledgor hereby covenants and agrees as follows:

     SECTION 1. Pledge. The Pledgor pledges to the Bank, and grants to the Bank a first priority security interest in the following (the "Pledged Collateral"):

          (a) All of the Pledged Shares;

          (b) All additional shares of stock of any issuer of the Pledged Shares from time to time acquired by the Pledgor in any manner;

          (c) All shares acquired by the Pledgor of any person who, after the date of this Pledge Agreement, becomes, as a result of any occurrence, a subsidiary of the Pledgor in any


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     manner;

          (d) The certificates representing the shares referred to in clauses
     (a), (b) and (c) above; and

          (e) Subject to Section 6, all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed or distributable with respect to or in exchange for any or all of the shares referred to in clauses (a), (b) and (c) above.

     SECTION 2. Security for Obligations. This Agreement secures and the Pledged Collateral is security for the indefeasible payment in full when due, whether at the stated maturity, by acceleration or otherwise, of due under the Loan Documents and the performance of the obligations set forth therein and all of the Obligations (as defined in the Guaranty)] and all obligations of the Pledgor now or hereafter existing under this Agreement (the "Secured Obligations").

     SECTION 3. Delivery of Pledged Collateral. All certificates or instruments representing or evidencing the Pledged Collateral must be delivered to and held by the Bank and must be in suitable form for transfer by delivery, or must be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Bank in its judgment. The Bank will have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in its name or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in
Section 6(a) of this Agreement and to applicable law. In addition, the Bank will have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

     SECTION 4. Representations and Warranties. The Pledgor represents and warrants as follows:

          (a) The Pledged Shares (i) have been duly authorized and validly issued; (ii) are fully paid and non-assessable and (iii) constitute 100% of the issued and outstanding shares of stock or equity interests owned by the Pledgor. There are no existing options, warrants, calls or commitments of any character whatsoever relating to any of the Pledged Shares;

          (b) The Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any lien;

          (c) The Pledgor has full power, authority, legal right to pledge, assign, transfer, deliver, deposit and set over the Pledged Collateral pledged to the Bank as provided herein;

          (d) This Agreement has been duly executed and delivered by the Pledgor and constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the


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     Pledgor in accordance with its terms, subject, as to enforcement, to applicable bankruptcy, insolvency, or other similar laws affecting creditors' rights and remedies generally or by the application of general principles of equity;

          (e) The pledge of the Pledged Shares under this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations;

          (f) No consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Pledged Collateral under this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor or (ii) for the exercise by the Bank of the voting or other rights provided for in this Agreement or the remedies with respect to the Pledged Collateral under this Agreement, except as may be required in connection with the disposition of the Pledged Collateral by laws affecting the offering and sale of securities generally; and

          (g) The representations and warranties set forth in this Section 4 will survive the execution and delivery of this Agreement.

SECTION 5. Further Assurances; Supplements.

          (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Bank may request, to perfect and protect any security interest granted or purported to be granted hereby or to enable the Bank to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral;

          (b) The Pledgor will defend the title to the Pledged Collateral and the liens of the Bank thereon against the claim of any person and will maintain and preserve the liens so long as the Loan is outstanding; and

          (c) The Pledgor agrees that it will, upon obtaining any additional shares of the Pledged Shares, promptly (and in any event within three Business Days) deliver to the Bank a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "Pledge Amendment"), regarding the additional shares that are required to be pledged under Section 7(b) of this Agreement. The Pledgor authorizes the Bank to attach each Pledge Amendment to this Pledge Agreement and agrees that all shares listed on any Pledge Amendment delivered to the Bank will for all purposes hereunder constitute Pledged Collateral.

SECTION 6. Voting Rights; Dividends; Etc.

          (a) As long as no Event of Default ("Event of Default"[as defined in the Loan


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     Agreement]) will have occurred.

                    (i) The Pledgor will be entitled to exercise any and all
               voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of the Loan Documents; provided, however, that the Pledgor may not exercise or refrain from exercising any such right if the action would have a material adverse effect on the value of the Pledged Collateral or any part thereof; and

                    (ii) The Pledgor will be entitled to receive and retain any and all dividends paid regarding the Pledged Collateral, other than any and all dividends paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any Pledged Collateral, dividends and other distributions paid or payable in cash with respect to any Pledged Collateral in connection with a partial or total liquidation or dissolution prohibited by any other Loan Document or in connection with a reduction of capital, capital surplus or paid-in-surplus, and cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, all of which must be forthwith delivered to the Bank to hold as Pledged Collateral and, if received by the Pledgor, must be received in trust for the benefit of the Bank, segregated from the other property or funds of the Pledgor, and forthwith delivered to the Bank as Pledged Collateral in the same form as received (with any necessary endorsement).

          (b) The Bank must execute and deliver (or cause to be executed and delivered) to the Pledgor all proxies and other instruments that the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise under
     Section 6(a) (i) above and to receive the dividends that it is authorized to receive and retain under Section 6(a) (ii) above;

          (c) Upon the occurrence and during the continuance of an Event of
     Default:

                    (i) All rights of the Pledgor to exercise the voting and
               other consensual rights that it would otherwise be entitled to exercise under Section 6(a) (i) above will cease immediately, and all these rights will thereupon become vested in the Bank, which will thereupon have the sole right to exercise these rights.

                    (ii) All rights of the Pledgor to receive the dividends that it would otherwise be authorized to receive and retain under
               Section 6(a)(ii) above will cease immediately, and all these rights will thereupon become vested in the Bank, which will thereupon have the sole right to receive and hold as Pledged Collateral the dividends.

                    (iii) All dividends that are received by the Pledgor
               contrary to the provisions of paragraph (ii) of this Section 6(c) will be received in trust for the benefit of the Bank, segregated from other funds of the Pledgor and forthwith


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               paid over to the Bank as Pledged Collateral in the same form as received (with any necessary endorsement).

          (d) In order to permit the Bank to exercise the voting and other rights that it may be entitled to exercise under Section 6(c)(i) above, and to receive all dividends and distributions that it may be entitled to receive under Section 6(c)(ii) above, the Pledgor will, if necessary, upon written notice of the Bank, from time to time execute and deliver to the Bank appropriate proxies, dividend payment orders and other instruments as the Bank may reasonably request.

SECTION 7. Transfers and Other Liens; Additional Shares.

          (a) The Pledgor agrees that it will not (i) sell, assign or transfer or otherwise dispose of, or grant any option or warrant with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien in favor of the Bank under this Agreement;

          (b) The Pledgor agrees that it will (i) cause the issuer of the Pledged Shares not to issue any stock or other securities in addition to or in substitution for the Pledged Shares except to the Pledgor and, (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all shares of stock or other securities of any Person who, after the date of this Agreement, becomes, as the result of any occurrence, a Subsidiary of the Pledgor, if applicable.

     SECTION 8. Bank Appointed Attorney-in-Fact. The Pledgor appoints the Bank the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Bank's discretion to take any action and to execute any instrument that the Bank may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution regarding the Pledged Collateral or any part thereof and to give full discharge for the same. The Bank agrees that, except upon the occurrence of an Event of Default, it will forebear from exercising the power of attorney or any rights granted to the Bank under this Section 8.

     SECTION 9. Bank May Perform. If the Pledgor fails to perform any agreement contained herein, the Bank may itself perform, or cause performance of, the agreement, and the expenses of the Bank incurred in connection therewith will be payable by the Pledgor under Section 12 of this Agreement.

     SECTION 10. Reasonable Care. The Bank will be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to the treatment the Bank accords its own property; the Bank will not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any


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Pledged Collateral, whether or not the Bank has or is deemed to have knowledge of these matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

     SECTION 11. Remedies Upon Default. If any Event of Default will have occurred and be continuing:

          (a) The Bank may exercise with respect to the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the Commonwealth of Pennsylvania at that time; the Bank may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Bank's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Bank may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale will be required by law, at least 10 days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made will constitute reasonable notification. The Bank will not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Bank may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and the sale may, without further notice, be made at the time and place to which it was adjourned. The Pledgor waives any claims against the Bank arising because the price at which any Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Bank accepts the first offer received and does not offer the Pledged Collateral to more than one offeree;

          (b) The Pledgor recognizes that, by reason of certain requirements and prohibitions contained in the Securities Act and applicable state securities laws, the Bank may, with respect to any sale of all or any part of the Pledged Collateral, limit purchasers to those who will agree, among other things, to acquire the securities for their own account, for investment, and not with a view to their distribution or resale. The Pledgor acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if the sale were a public sale without such restrictions and, notwithstanding the circumstances, agrees that any such sale will be deemed to have been made in a commercially reasonable manner. The Bank will be under no obligation to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Pledgor to register the securities for public sale under the Securities Act, or under applicable state securities laws, even if the Pledgor would agree to do so;

          (c) If the Bank determines to exercise its right to sell any or all of the Pledged Collateral, upon written request, the Pledgor will, from time to time, furnish to the Bank all information that the Bank may request in order to determine the number of shares and other instruments included in the Pledged Collateral that may be sold by the Bank as exempt transactions under the Securities Act and rules of the Securities and Exchange


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     Commission thereunder, as the same are from time to time in effect; and

          (d) Any cash held by the Bank as Pledged Collateral and all cash proceeds received by the Bank regarding any sale of, collection from, or other realization upon all or any part of the Pledged Collateral will be applied by the Bank:

                    (i) First, to the payment of the costs and expenses of the sale, including reasonable compensation to the Bank and its agents and counsel, and all expenses, liabilities and advances made or incurred by the Bank in connection therewith;

                    (ii) Next, to the Bank on account of the Secured Obligations in any order that the Bank elects; and

                    (iii) Finally, after indefeasible payment in full of all
               Secured Obligations, to the payment to the Pledgor, or its successors or assigns, or to anyone lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from the proceeds.

     SECTION 12. Expenses. The Pledgor will, upon demand, pay to the Bank the amount of any and all expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Bank may incur in connection with (a) the administration of this Agreement; (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral; (c) the exercise or enforcement of any of the rights of the Bank hereunder; or (d) the failure by the Pledgor to perform or observe any of the provisions hereof.

     SECTION 13. Security Interest Absolute. All rights of the Bank and security interests hereunder, and all obligations of the Pledgor hereunder, will be absolute and unconditional irrespective of:

          (a) any lack of validity or enforceability of the Loan Documents, the Notes or any other Collateral Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents, the Notes or any other Collateral Document;

          (c) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

          (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor or a third party pledgor.

     SECTION 14. Indemnification. The Pledgor agrees to indemnify and hold the Bank harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees


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and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by the Bank, in good faith, with respect to any transaction effected under this Agreement or in connection with the lien provided for herein, including, without limitation, any taxes payable in connection with the delivery or registration of any of the Pledged Collateral as provided herein. The obligations of the Pledgor under this Section 14 will survive the termination of this Agreement.

     SECTION 15. Waiver. No delay on the Bank's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand that may be given to or made on the Pledgor by the Bank with respect to any power of sale, Lien, option or other right hereunder, will constitute a waiver thereof, or limit or impair the Bank's right to take any action or to exercise any power of sale, lien, option, or any other right hereunder, without notice or demand, or prejudice the Bank's rights hereunder or the rights of the Bank under the Loan Documents or any of the Collateral Documents against the Pledgor in any respect.

     SECTION 16. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Pledgor from this Agreement, will in any event be effective unless it is in writing and signed by the Bank, and then the waiver or consent will be effective only in the specific instance and for the specific purpose for which it is given.

     SECTION 17. Addresses for Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, or overnight courier to such party at its address set forth below:

     Pledgor:   PEOPLES EDUCATIONAL HOLDINGS, INC.
                299 MARKET STREET,
                SADDLE BROOK, NJ 07663

     Bank:      SOVEREIGN BANK
                1500 MARKET STREET
                PHILADELPHIA, PA 19102

     with a
     copy to:   LAW OFFICES OF MCGILL & LANOCE
                6064 RIDGE AVENUE
                PHILADELPHIA, PA 19128
                ATTENTION: FRANCIS E. MCGILL, III, ESQUIRE

Such notice shall be deemed to be given when received if delivered personally, or two (2) days after the date mailed if sent by certified or registered mail, return receipt requested or on the date of delivery (if delivered other than by mail). Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.


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     SECTION 18. Continuing Security Interest; Transfer of Notes. This Agreement
will create a continuing first priority security interest in the Pledged Collateral, and will (a) remain in full force and effect until indefeasible payment in full of the Note; (b) continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, under applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by the obligee of the Secured Obligations, all as though the payment or performance had not been made;
(c) be binding on the Pledgor, its successors and assigns; and (d) inure to the benefit of the Bank and its successors, transferees and assigns. Without limiting the generality of clause (d), the Bank may assign or otherwise transfer the Loan Documents held by it to any other person or entity, who will thereupon become vested with all the benefits in respect thereof granted to the Bank herein or otherwise, all as provided in the Loan Documents. Upon the indefeasible payment in full of the Loan, the Pledgor will be entitled to the return, upon its request and at its expense, of the portion of the Pledged Collateral that has not been sold or otherwise applied under the terms hereof.

     SECTION 19. Severability. If for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, the invalidity will not impair the operation of or effect those portions of this Agreement that are valid.

     SECTION 20. Section Titles. The section titles contained in this Agreement are and will be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     SECTION 21. Waiver of Jury Trial. The parties hereto agree to waive any right they may have to a jury trial in connection with any action, suit or proceeding arising out of or related in any way to this Agreement.

     SECTION 22. Governing Law; Terms. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania. Unless otherwise defined herein or in the Loan Documents, terms defined in Articles 8 and 9 of the Uniform Commercial Code in the Commonwealth of Pennsylvania are similarly defined in this Agreement.

     IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be duly executed and delivered by its officer there unto duly authorized as of the date first above written.

WITNESS:                                PEOPLES EDUCATIONAL HOLDINGS, INC.


                                        BY: /S/ BRIAN T. BECKWITH
-------------------------------------       ------------------------------------
                                            BRIAN T. BECKWITH
                                            PRESIDENT AND CHIEF EXECUTIVE
                                            OFFICER


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